Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria

1.	Rialto Capital Advisors, LLC (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2022 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report, include commercial mortgage-asset-backed securities transactions, as listed on Exhibit I hereto, for which the Asserting Party served as special servicer, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");
2.	The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;
3.	Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.	The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;
5.	The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2022 and for the Reporting Period with respect to the Platform taken as a whole;
6.	The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2022 and for the Reporting Period with respect to the Platform taken as a whole;
7.	The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2022 and for the Reporting Period with respect to the Platform taken as a whole; and
8.	Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 23, 2023

Exhibit 1

Pooling and Servicing Agreements	Applicable Certification Period
CLNY 2019-IKPR	January 1, 2022 to June 3, 2022
WFRBS 2012-C6	January 1, 2022 to June 6, 2022
WFRBS 2012-C8	January 1, 2022 to December 31, 2022
WFCM 2012-LC5	January 1, 2022 to December 31, 2022
UBS-Barclays 2012-C3	January 1, 2022 to December 31, 2022
UBS-Barclays 2012-C4	January 1, 2022 to December 31, 2022
GSMS 2012-GCJ9	January 1, 2022 to December 31, 2022
JPMCC 2012-LC9	January 1, 2022 to December 31, 2022
COMM 2013-LC6	January 1, 2022 to December 31, 2022
WFRBS 2013-CI2	January 1, 2022 to December 31, 2022
UBS-Barclays 2013-C6	January 1, 2022 to December 31, 2022
GSMS 2013-GCJ12	January 1, 2022 to December 31, 2022
WFRBS 2013-C14	January 1, 2022 to December 31, 2022
WFRBS 2011-C5	January 1, 2022 to December 31, 2022
WFCM 2013-LC12	January 1, 2022 to December 31, 2022
WFRBS 2011-C2	January 1, 2022 to December 31, 2022
WFRBS 2011-C3	January 1, 2022 to December 31, 2022
WFRBS 2011-C4	January 1, 2022 to December 31, 2022
UBS-Citigroup 2011-C1	January 1, 2022 to December 31, 2022
UBSCM 2012-C1	January 1, 2022 to December 31, 2022
GSMS 2011-GC3	January 1, 2022 to December 31, 2022
COMM 2013-LC13	January 1, 2022 to December 31, 2022
WFRBS 2013-C16	January 1, 2022 to December 31, 2022
GSMS 2013-GCJ16	January 1, 2022 to December 31, 2022
WFRBS 2013-CI7	January 1, 2022 to December 31, 2022
GSMS 2012-GC6	January 1, 2022 to December 31, 2022
MSBAM 2013-C13	January 1, 2022 to December 31, 2022
COMM 2014-CCRE14	January 1, 2022 to December 31, 2022
MSBAM 2014-C14	January 1, 2022 to December 31, 2022
WFRBS 2014-LC14	January 1, 2022 to December 31, 2022
COMM 2014 -LC15	January 1, 2022 to December 31, 2022
WFRBS 2014-C20	January 1, 2022 to December 31, 2022

COMM 2014-CCRE18	January 1, 2022 to December 31, 2022
CGCMT 2014-GC23	January 1, 2022 to December 31, 2022
MSBAM 2014-C17	January 1, 2022 to December 31, 2022
COMM 2014-UBS5	January 1, 2022 to December 31, 2022
MSBAM 2014-C18	January 1, 2022 to December 31, 2022
COMM 2012-CCRE4	January 1, 2022 to December 31, 2022
WFRBS 2014-C24	January 1, 2022 to December 31, 2022
JPMBB 2014-C25	January 1, 2022 to December 31, 2022
WFCM 2014-LCI8	January 1, 2022 to December 31, 2022
COMM 2015-DC1	January 1, 2022 to December 31, 2022
GSMS 2015-GC28	January 1, 2022 to December 31, 2022
WFCM 2015-C27	January 1, 2022 to December 31, 2022
WFCM 2015-LC20	January 1, 2022 to December 31, 2022
WFCM 2015-NXSI	January 1, 2022 to December 31, 2022
CSAIL 2015-C2	January 1, 2022 to December 31, 2022
WFCM 2015-NXS2	January 1, 2022 to December 31, 2022
COMM 2015-PC1	January 1, 2022 to December 31, 2022
CSAIL 2015-C3	January 1, 2022 to December 3I, 2022
WFCM 2015-SG1	January 1, 2022 to December 31, 2022
WFCM 2015-LC22	January 1, 2022 to December 31, 2022
COMM 2015-CCRE27	January 1, 2022 to December 31, 2022
WFCM 2015-NXS4	January 1, 2022 to December 31, 2022
MSCI 2015-UBS8	January 1, 2022 to December 31, 2022
CSAIL 2016-C5	January 1, 2022 to December 31, 2022
WFCM 2016-C32	January 1, 2022 to December 31, 2022
WFCM 2016-NXSS	January 1, 2022 to December 31, 2022
CGCMT 2015-GC27	January 1, 2022 to December 31, 2022
WFCM 2016-C33	January 1, 2022 to December 31, 2022
MSBAM 2015-C20	January 1, 2022 to December 31, 2022
CFCRE 2016-C4	January 1, 2022 to December 31, 2022
BACM 2016-UBS10	January 1, 2022 to December 31, 2022
SGCMS 2016-C5	January 1, 2022 to December 31, 2022
WFCM 2016-BNKI	January 1, 2022 to December 31, 2022
CD 2016-CD 1	January 1, 2022 to December 31, 2022
GSMS 2016-GS3	January 1, 2022 to December 31, 2022
MSBAM 2016-C31	January 1, 2022 to December 31, 2022

CGCMT 2016-C3	January 1, 2022 to December 31, 2022
CFCRE 2016-C6	January 1, 2022 to December 31, 2022
CSAIL 2016-C7	January 1, 2022 to December 31, 2022
MSCI 2016-UBS12	January 1, 2022 to December 31, 2022
BBCMS 2017-C1	January 1, 2022 to December 31, 2022
GSMS 2017-GS5	January 1, 2022 to December 31, 2022
CGCMT 2017-P7	January 1, 2022 to December 31, 2022
BANK 2017-BNK4	January 1, 2022 to December 31, 2022
CD 2017-CD4	January 1, 2022 to December 31, 2022
CFCRE 2017-C8	January 1, 2022 to December 31, 2022
JPMCC 2017-JP6	January 1, 2022 to December 31, 2022
CD 2017-CD5	January 1, 2022 to December 31, 2022
GSMS 2017-GS7	January 1, 2022 to December 31, 2022
BANK 2017-BNK7	January 1, 2022 to December 31, 2022
CSAIL 2017-CX9	January 1, 2022 to December 31, 2022
UBSCM 2017-C4	January 1, 2022 to December 31, 2022
UBSCM 2017-C6	January 1, 2022 to December 31, 2022
BANK 2017-BNK9	January 1, 2022 to December 31, 2022
GSMS 2018-GS9	January 1, 2022 to December 31, 2022
UBSCM 2018-C9	January 1, 2022 to December 31, 2022
MSBAM 2012-C5	January 1, 2022 to December 31, 2022
WFCM 2018-C44	January 1, 2022 to December 31, 2022
UBSCM 2018-C10	January 1, 2022 to December 31, 2022
WFCM 2015-C30	January 1, 2022 to December 31, 2022
JPMBB 2014-C23	January 1, 2022 to December 31, 2022
MSBAM 2014-C19	January 1, 2022 to December 31, 2022
COMM 2015-LC21	January 1, 2022 to December 31, 2022
MSBAM 2016-C29	January 1, 2022 to December 31, 2022
JPMBB 2015-C31	January 1, 2022 to December 31, 2022
GSMS 2018-GS10	January 1, 2022 to December 31, 2022
CD 2018-CD7	January 1, 2022 to December 31, 2022
GSMS 2018-3PCK	January 1, 2022 to December 31, 2022
BANK 2018-BNK14	January 1, 2022 to December 31, 2022
DBGS 2018-C1	January 1, 2022 to December 31, 2022
CSAIL 2018-C14	January 1, 2022 to December 31, 2022
UBSCM 2018-C14	January 1, 2022 to December 31, 2022

ILPT 2019-SURF	January 1, 2022 to December 31, 2022
MSCI 2019-L2	January 1, 2022 to December 31, 2022
WFCM 2019-C50	January 1, 2022 to December 31, 2022
BANK 2019-BNK18	January 1, 2022 to December 31, 2022
WFCM 2015-P2	January 1, 2022 to December 31, 2022
BMARK 2019-B11	January 1, 2022 to December 31, 2022
CGCMT 2019-GC41	January 1, 2022 to December 31, 2022
BBCMS 2019-C4	January 1, 2022 to December 31, 2022
COMM 2014-CCRE15	January 1, 2022 to December 31, 2022
UBSCM 2019-C17	January 1, 2022 to December 31, 2022
BANK 2019-BNK21	January 1, 2022 to December 31, 2022
CGCMT 2019-GC43	January 1, 2022 to December 31, 2022
CSAIL 2019-C18	January 1, 2022 to December 31, 2022
COMM 2019-0C44	January 1, 2022 to December 31, 2022
UBSCM 2019-C18	January 1, 2022 to December 31, 2022
WFCM 2020-C55	January 1, 2022 to December 31, 2022
UBSBB 2012-C2	January 1, 2022 to December 31, 2022
BBCMS 2020-C7	January 1, 2022 to December 31, 2022
CSMC 2020-NET	January 1, 2022 to December 31, 2022
BMARK 2020-B19	January 1, 2022 to December 31, 2022
BMARK 2020-B22	January 1, 2022 to December 31, 2022
CSMC 2020-FACT	January 1, 2022 to December 31, 2022
BANK 2020-BNK29	January 1, 2022 to December 31, 2022
WFCM 2020-C58	January 1, 2022 to December 31, 2022
FSRIA 2019-FL1	January 1, 2022 to December 31, 2022
BANK 20 21-BNK32	January 1, 2022 to December 31, 2022
BSST 2021-1818	January 1, 2022 to December 31, 2022
BMARK 2021-B25	January 1, 2022 to December 31, 2022
FSRIA 2021-FL2	January 1, 2022 to December 31, 2022
MSC 2007-T27	January 1, 2022 to December 31, 2022
BANK 2021-BNK33	January 1, 2022 to December 31, 2022
BBCMS 2021-C10	January 1, 2022 to December 31, 2022
CSMC 2021-ADV	January 1, 2022 to December 31, 2022
BANK 2021-BNK36	January 1, 2022 to December 31, 2022
FSRIA 2021-FL3	January 1, 2022 to December 31, 2022
BACM 2017-BNK3	January 1, 2022 to December 31, 2022

BMARK 2021-B31	January 1, 2022 to December 31, 2022
BSST 2022-1700	February 22, 2022 to December 31, 2022
SPGN 2022-TFLM	February 25, 2022 to December 31, 2022
FSRIA 2022-FL4	March 31, 2022 to December 31, 2022
BBCMS 2022-C15	April 13, 2022 to December 31, 2022
BANK 2022-BN41	May 5, 2022 to December 31, 2022
Rial 2022-FL8	May 20, 2022 to December 31, 2022
CGCMT 2022-GC48 (RCA is special servicer as to the Yorkshire & Lexington Towers loan combination only)	June 1, 2022 to December 31, 2022
BAMLL 2022-DKLX	June 6, 2022 to December 31, 2022
FSRIA 2022-FL5	June 16, 2022 to December 31, 2022
BMO 2022-C2	July 12, 2022 to December 31, 2022
FSRIA 2022-FL6	August 25, 2022 to December 31, 2022
CSMC 2022-NWPT	September 21, 2022 to December 31, 2022
BMARK 2022-B37	November 3, 2022 to December 31, 2022
BBCMS 2022-C18	December 14, 2022 to December 31, 2022

APPENDIX A

SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X1
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up services for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with the terms of
	the transaction agreements.	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts
no more than two business days following receipt, or such

other number of days specified in the transaction

agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X3
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees

charged for such advances, are made, reviewed and

approved as specified in the transaction agreements.

X3
1122(d)(2)(iv)	The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
	transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally
insured depository institution" with respect to a foreign
financial institution means a foreign financial institution
that meets the requirements of Rule 13k-1(b)(1) of the
	Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate; (B)
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90
calendar days of their original identification, or such other
	number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated
in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required
by its rules and regulations; and (D) agree with investors'
or the trustee's records as to the total unpaid principal
	balance and number of pool assets serviced by the Servicer.	X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d )(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on Pool assets is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X3
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no more
than two business days after receipt, or such other number
of days specified in the transaction agreements, and
allocated to principal, interest or other items (e.g., escrow)
	in accordance with the related pool asset documents.	X2
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.		X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's
pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related
	pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted
and concluded in accordance with the timeframes or other
	requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the
entity's activities in monitoring delinquent pool assets
including, for example, phone calls, letters and payment
rescheduling plans in cases where delinquency is deemed
	temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on at
least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid,
or credited, to obligors in accordance with applicable pool
	asset documents and state laws: and (C) such funds are		X

returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
support has been received by the Servicer at least 30
calendar days prior to these dates, or such other number of
	days specified in the transaction agreements.	X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment
to be made on behalf of an obligor are paid from the
Servicer's funds and not charged to the obligor, unless the
	late payment was due to the obligor's error or omission.	X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the Servicer, or such other number of days
	specified in the transaction agreements.	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

XI- Rialto Capital Advisors, LLC performs the activities pertaining to this criterion, except for specific, limited activities performed by (a) its third-party property managers relating to REO Property, if any; and (b) RERC, LLC, a SitusAMC Company, pursuant to a Staffing Agreement, in which RERC provides RCA with real estate consultant and valuation professionals to perform support functions in connection with property appraisals. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third-party property managers and RERC, LLC.

X2-Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criteria. The criteria is marked applicable as Rialto Capital Advisors, LLC had instances or activity relating to this criteria for the calendar year of January 1, 2022 to December 31, 2022.

X3- Although Rialto Capital Advisors, LLC is responsible for performing the activities under this criteria, it is noted no such activities occurred during the calendar year of January 1, 2022 to December 31, 2022,

X4-Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer. Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.